Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-33054, 333-33056, 333-40434, 333-52332, 333-52334, 333-52346, 333-60670, 333-98219, 333-105961, 333-127260, 333-150810, 333-154242, 333-168462, 333-183106, 333-192229, 333-195853, 333-204180, and 333-211333) and the Registration Statement on Form S-3 (No. 333-213358) of Edwards Lifesciences Corporation of our report dated February 17, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Irvine, California
February 17, 2017